UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

Kyverna Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41947	83-1365441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5980 Horton St., Suite 550
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 925-2492

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	KYTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2025, Kyverna Therapeutics, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Oxford Finance LLC, as collateral agent (in such capacity, the “Collateral Agent”), and certain lenders from time to time party thereto. The Loan and Security Agreement provides a non-dilutive term loan facility (the “Loan Facility”) up to an aggregate principal amount of up to $150.0 million in multiple tranches, subject to certain conditions.

The Loan Facility includes an initial tranche of $40.0 million and two additional tranches totaling $60.0 million, subject to the satisfaction of certain terms and conditions of the Loan and Security Agreement. A fourth tranche of $50.0 million may also be made available subject to the Collateral Agent’s discretion. The Company expects to draw $25.0 million from funds available from the first tranche on November 3, 2025. The Loan Facility matures on October 1, 2030.

The Loan Facility bears interest at a floating per annum rate equal to (a) the greater of (i) the 1-Month CME Term SOFR and (ii) 3.75% plus (b) 5.00%. The Company is required to make monthly payments of interest only until November 1, 2028 or, at the Company’s option subject to the achievement of certain milestones, until November 1, 2029, after which monthly payments of principal and interest will be due.

The Loan and Security Agreement includes events of default, which, if triggered, could result in, among other things, the acceleration of the Company’s repayment obligations. Pursuant to the Loan and Security Agreement, the Company granted the Collateral Agent a security interest in substantially all of its assets, including its intellectual property.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Loan and Security Agreement is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On November 3, 2025, the Company issued a press release announcing the closing of the Loan Facility pursuant to the Loan and Security Agreement and that the Company now expects to report topline registrational data for its Phase 2 trial for KYV-101 for stiff person syndrome in early 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements related to the expected timing for drawing on funds from the first tranche of the Loan Facility and the expected timing for reporting topline registrational data for the Company’s Phase 2 trial for KYV-101 for stiff person syndrome. Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. Reference is also made to other factors detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Current Report on Form 8-K, unless required by law.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Kyverna Therapeutics, Inc., dated November 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYVERNA THERAPEUTICS, INC.

Date:	November 3, 2025	By:	/s/ Marc Grasso
Marc Grasso Chief Financial Officer